UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 12, 2010

TELIK, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-31265	93-0987903
(Commission File No.)	(IRS Employer Identification No.)

3165 Porter Drive

Palo Alto, California 94304

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (650) 845-7700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

The 2010 Annual Meeting of Stockholders of Telik, Inc. was held on May 12, 2010. Proxies for the meeting were solicited by our Board of Directors pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to the Board’s solicitations. At the Annual Meeting of Stockholders, 46,888,519 common shares were represented in person or by proxy. The final votes on the proposals presented at the meeting were as follows:

Proposal 1:

Michael M. Wick, M.D., Ph.D. and Richard B. Newman, Esq. were elected as directors to hold office until the 2013 Annual Meeting of Stockholders by the following vote:

Nominee	For	Withheld	Broker Non-Votes
Michael M. Wick, M.D., Ph.D.	18,752,506	365,080	27,770,933
Richard B. Newman, Esq.	18,061,449	1,056,137	27,770,933

In addition to the directors elected above, Edward W. Cantrall, Ph.D., Steven R. Goldring, M.D. and Herwig von Morzé, Ph.D. continue to serve as directors after the annual meeting.

Proposal 2:

The selection by the audit committee of our board of directors of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2010 was ratified by the following vote:

For	Against	Abstain	Broker Non-Votes
46,437,902	424,043	26,574	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TELIK, INC.

Dated: May 13, 2010

	By:	/S/ WILLIAM P. KAPLAN
William P. Kaplan, Vice President, General Counsel
and Corporate Secretary